                                                                   EXHIBIT 10.4



                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the 5th day of January, 1999, by and among LANDAIR CORPORATION, a Tennessee corporation, and LANDAIR TRANSPORT, INC., a Tennessee corporation (hereinafter referred to collectively as the "Borrower"), and SUNTRUST BANK, NASHVILLE, N.A., a national banking association (hereinafter referred to as the "Lender").

                               W I T N E S S E T H:

         WHEREAS, Borrower has requested and Lender has agreed to make available to Borrower a line of credit in the principal amount of up to Fifteen Million Dollars ($15,000,000.00).

         NOW, THEREFORE, for and in consideration of the foregoing premises, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as follows:

                                    ARTICLE I

                          AMOUNT AND TERMS OF THE LOAN

         Section 1.1. Loan. Subject to the terms and conditions and relying on the representations and warranties contained herein, Lender has agreed to make available to Borrower a line of credit in the principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Loan") until December 31, 2000. Such maturity shall be automatically extended for consecutive one-year periods unless Lender delivers written notice to Borrower at least thirty (30) days prior to the scheduled maturity. Each advance under the Loan (an "Advance") shall reduce the amount available thereunder by the amount of such Advance and each repayment of principal under the Notes (as defined below) shall increase the amount available to Borrower under the Loan. Each Advance under the Loan shall be evidenced by a separate promissory note dated the date of such Advance and otherwise in the form attached hereto as Exhibit A (each a "Note," collectively the "Notes").

         Section 1.2. Notice and Manner of Borrowing. For each request for an Advance under the Loan, Borrower shall provide to Lender a request for Advance executed by an authorized officer of Borrower, in such form as approved by Lender, and in substance satisfactory to Lender, together with an invoice and a description for the Trailers and/or Tractors (as such terms are defined below) to be purchased with the Advance. Subject to the fulfillment of each of the conditions set forth in this Agreement, Lender will make each requested Advance under the Loan available to Borrower, in immediately available funds no later than 2:00 p.m., local time of the Lender, on the date of the requested Advance.

         Section 1.3. Each Borrowings, Request a Certification. Each request for an Advance under the Loan shall constitute a certification by Borrower that, on the date of the respective Advance and after giving effect thereto: (i) no Event of Default has occurred and is continuing on the date of such request and (ii) each of the representations and the warranties made by the Borrower herein is true and correct on such date with the same force and effect as if made on and as of such date.

         Section 1.4. Interest. The Borrower shall pay interest on the outstanding principal amount of the Loan at the "Applicable Rate," which shall be the LIBOR Rate plus the Applicable Margin. The LIBOR Rate shall mean the London Interbank Offering Rate for ninety (90) day periods as quoted on the Telerate System on the Rate Reset Date (as defined and described in this Section) or if such date is not a business day, the business day next preceding the Rate Reset Date. Interest shall be computed based upon a 360-day year.

         The Applicable Rate shall be determined in accordance with the following pricing matrix.


                         Ratio of Adjusted Funded          Applicable
                             Debt to EBITDAR                 Margin
                             ---------------                 ------
                             > 2.0                           1.50%
                             -
                             > 1.5 and < 2.0                 1.25%
                             -
                             > 1.0 and < 1.5                 1.00%
                             -
                             < 1.0                           0.75%

         Initially and until April 1, 1999, the Applicable Rate shall be the LIBOR Rate in effect as of the date of the execution of this Agreement (and adjusted as of the first business day of each calendar quarter thereafter) plus one percent (1%) per annum. Thereafter the Ratio of Adjusted Funded Debt to EBITDAR shall be measured at the end of each calendar quarter commencing December 31, 1998, and the effective date of any change to the Applicable Margin shall be the first business day of the next calendar quarter (the "Rate Reset Date"). For example, if the above-referenced ratio is measured on December 31st, the Rate Reset Date for the change in interest rate under this Section shall be April 1st of the next year.

         Section 1.5. Payment of Principal and Interest. For Advances used to acquire new equipment, Borrower shall repay each Note in equal monthly payments of principal based on a five year amortization plus all accrued and unpaid interest thereunder. The outstanding and unpaid principal amount and all accrued and unpaid interest under each Note shall be paid in full on the date which is five (5) years from the date of such Note. For Advances used to acquire used equipment, Borrower and Lender shall mutually agree upon the amortization of the applicable Note. In the event the Collateral is sold, the proceeds of such sale shall be applied to repayment of the applicable Note in inverse order of maturity.

         Section 1.6. Use of Proceeds. The proceeds of the Loan hereunder shall be used by Borrower periodically to purchase trailers (the "Trailers"), tractors (the "Tractors") for its business use, as well as other equipment mutually agreed upon by Borrower and Lender. Lender agrees that the acquisition of the assets of Laker Express, Inc. is a permitted use of proceeds and that the amortization applicable to the Note financing such assets shall be four years.

                                   ARTICLE II

                                SECURITY INTEREST

         Section 2.1. Grant of Security Interest. As security for the payment of all indebtedness, liabilities and obligations of Borrower to Lender, now existing or hereafter incurred, matured or unmatured, direct or contingent, including all modifications, extensions, renewals or changes in form thereof, whether evidenced by, arising under, relating to or in connection with the Loan, the Notes, any liability of the Borrower to the Lender (or its affiliates) under any swap agreements or similar arrangements or otherwise (hereinafter sometimes collectively referred to as the "Indebtedness"), Borrower hereby assigns to Lender and grants to Lender a security interest in the following:

              (a) Equipment. All of Borrower's right, title, and interest in and to the Tractors and Trailers being acquired by Borrower with the proceeds of the Loan, which are more particularly described on Exhibit B which is attached hereto and incorporated herein by this reference. Borrower shall provide descriptions of the remaining Tractors and Trailers at the time of Borrower's request for an Advance under the Loan or as soon thereafter as available, and Exhibit B shall be updated accordingly.

              (b) Proceeds. All proceeds and products of any of the foregoing, including, without limitation, all accounts receivable, accounts, contract rights, instruments, documents, chattel paper, and/or general intangibles arising out of or in connection with any of the foregoing, all rights of the Borrower in and to all collateral security securing or otherwise relating to any obligations of third parties to the Borrower in connection with any of the foregoing, cash proceeds, non-cash proceeds, and insurance proceeds payable by reason of loss or damage to any of the foregoing, whether now existing or hereafter arising.

              All of which is sometimes hereinafter collectively referred to as the "Collateral."

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.1. Affirmative Representations, Warranties and Covenants. Borrower represents, warrants and covenants that:

                  (a) Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is authorized to transact in Tennessee, and in all other locations where the failure to qualify would have a material adverse effect, all business that it now transacts therein;

                  (b) Location. Borrower's principal place of business is located at the address appearing after its signature hereto. Borrower will notify Lender at least thirty (30) days in advance of any change in the location of its principal place of business and chief executive office, or the establishment of any new principal place of business or chief executive office;

                  (c) Entity. Borrower will not change its name nor do business under any name or trade name other than its current name without giving Lender at least thirty (30) days prior written notice of such change;

                  (d) Subsidiaries. Landair Transport, Inc. and Volunteer Adjustment, Inc. are wholly-owned subsidiaries of Landair Corporation. The following entity constitutes the only subsidiary of Landair Transport, Inc.:
Landair Transportation Properties, Inc.; Any "Significant Subsidiaries" shall enter into a guaranty, in form and substance mutually agreeable to Borrower and Lender, pursuant to which such Significant Subsidiary shall guarantee the Loan and the Notes. A subsidiary of Borrower shall constitute a "Significant Subsidiary" when such subsidiary accounts for ten percent (10%) or more of the Borrower's consolidated EBITDA (earnings before interest, taxes, depreciation and amortization).

                  (e) Power and Authorization. Borrower has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in. All corporate action necessary to permit Borrower to execute, deliver and perform this Agreement, and all documents executed in connection herewith, has been duly and effectively taken. Such execution, delivery and performance does not require the consent of any other person or entity;

                  (f) Conflicting Transactions. The execution, delivery and performance of this Agreement, the Notes, and all documents executed in connection herewith or therewith by Borrower will not violate the provisions of Borrowers' charter or by-laws; or constitute a default under or conflict with any indenture, mortgage, deed of trust, lease, agreement, contract, document, or other instrument to which Borrower is a party; or contravene any law, ordinance, rule, regulation, judgment, order, injunction, writ, or decree of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, to which Borrower or its property is subject; or result in, or require, the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by Borrower;

                  (g) Binding Obligations. This Agreement, the Notes, and any and all other documents executed in connection herewith or therewith, are the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms;

                  (h) Ownership. Borrower is or will become the owner of the Collateral free from any adverse lien, security interest, or encumbrance. Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

                  (i) Delivery of Title. Borrower shall cause certificates of title for the Tractors and Trailers to be issued by the State of Tennessee with a notation of Lender's lien on each certificate, and shall cause certificates of title for the Tractors and Trailers being financed by an Advance to be delivered to Lender within ninety (90) days from the date of such Advance;

                  (j) Financing Statements. No financing statement covering any of the Collateral or the proceeds therefrom is currently on file in any public office, which has not been released or terminated or which is not to be released or terminated from the proceeds of the Loan. At Lender's request, Borrower will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code, in form satisfactory to Lender, and will pay the cost of filing or recording the same or this Agreement in all public offices wherever filing or recording is deemed by Lender to be necessary or desirable. A copy of this Agreement or copies of any financing statements executed in connection herewith may be filed in lieu of originals in any public office;

                  (k) Liens. Borrower will keep the Collateral free from any adverse lien, security interest, or encumbrance;

                  (l) Condition of Collateral. Borrower will keep the Collateral in good order and repair and will not waste or destroy the Collateral;

                  (m) Inspection. Lender may examine and inspect the Collateral at any time, wherever located;

                  (n) Insurance and Damage. Borrower will maintain insurance satisfactory to Lender in form, amount and substance, issued by insurers satisfactory to Lender, insuring the Collateral against loss from fire, theft, and such other risks determined by Lender, with deductibles acceptable to Lender. Borrower has provided Lender with a schedule of insurance coverages dated September 23, 1998 which Lender acknowledges as acceptable. Liability insurance coverage shall be provided up to $2,000,000 together with excess coverage. Cargo shall be insured for the actual value thereof up to $2,000,000. Borrower's current deductible of $250,000 is acceptable to Lender. Lender shall be designated as loss payee under the terms of the policies evidencing such insurance. In the event Collateral is damaged or destroyed, Borrower shall have the option to repair the Collateral, replace the Collateral (which shall have substantially the same value) or prepay the applicable Note with the pro rata portion of the unamortized principal with respect to such damaged or destroyed Collateral. At Lender's request, Borrower will execute a specific assignment to Lender, in form satisfactory to Lender, of all of Borrower's rights under any insurance policy covering any of the Collateral. Borrower shall furnish to Lender such evidence of insurance as Lender may require;

                  (o) Records. Borrower will at all times keep accurate and complete records of its operations and the Collateral. Lender, or any of its agents, shall have the right to call at Borrower's place or places of business, at intervals determined by Lender, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the Collateral or Borrower's operations. Lender shall have the right to discuss such matters with Borrower's officers and accountants at all times. Borrower shall promptly furnish to Lender such information and reports regarding the Collateral and Borrower's financial status as Lender shall from time to time request;

                  (p) Event of Default. In the event of the occurrence of an Event of Default (as hereinafter defined), Borrower shall immediately notify Lender, setting forth the nature of the Event of Default and the action Borrower proposes to take to cure the default;

                  (q) Liabilities and Litigation. There is no material outstanding or unpaid judgment against Borrower. There is no material legal, judicial, regulatory or arbitration action, suit, proceeding or investigation pending, or to Borrower's knowledge, threatened, or for which a basis exists, against or affecting Borrower, except proceedings that are fully covered by insurance, subject to deductibles, or that, if adversely determined, would not impair the ability of Borrower to perform all of its obligations hereunder, under the Notes, or under any document executed in connection herewith or therewith, and would not have a material adverse effect upon the business or financial condition of Borrower;

                  (r) Compliance. Borrower is not in violation of, or in default under, and will comply with, all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, that are applicable to Borrower's operations or the Collateral, and will pay promptly all taxes and assessments upon the Collateral or for its use or operation, upon this Agreement or any other document executed in connection herewith, or upon the Indebtedness, and all claims for labor or supplies, rents, and other obligations that, if unpaid, might become a lien against Borrower's property. In the event any such liability or obligation is contested by Borrower in good faith, Borrower shall set up reserves in amounts satisfactory to Lender to meet such obligation;

                  (s) ERISA. Borrower is in compliance in all material aspects with all applicable provisions of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), and no default has occurred with respect to any plan subject to Title IV of ERISA maintained by Borrower;

                  (t) Taxes, Government Charges. Borrower has filed all tax returns and reports (federal, state, and local) required to be filed and has paid all taxes, assessments, fees, and other governmental charges which are now due and payable, including interest and penalties;

                  (u) Expenses. Borrower shall pay all costs incurred by Lender in connection with the preparation, execution, recording, filing, administration, modification, transfer and enforcement of all documents evidencing or incident to this transaction, as well as in connection with Lender's protection of its rights under this Agreement, including all legal fees. All such costs shall be deemed part of the Indebtedness;

                  (v) Financial Statements and Reports. Borrower promptly will furnish to Lender, as soon as available and in any event no later than ninety
(90) days after the close of Borrower's fiscal year, the complete audited consolidated and consolidating financial reports of Borrower, including balance sheet, income statement, sources and uses statement, reconciliation of net worth, and pertinent footnotes, all in reasonable detail and accompanied by an unqualified opinion thereon acceptable to Lender by the Borrower's independent certified public accountants;

                  Borrower also will furnish promptly to Lender, within forty-five (45) days of the end of each calendar quarter, consolidated and consolidating balance sheets of Borrower as of the end of such period, and the consolidated and consolidating statements of income of the Borrower for such period, all in reasonable detail and certified as true and correct by the chief financial officer of Borrower in his or her official capacity, together with calculations evidencing compliance with each of the financial covenants set forth in Article IV and the calculations of EBITDAR and Adjusted Funded Debt under Section 1.4 hereof.

                  In addition, Borrower will provide to Lender, promptly upon its becoming available, such other information about the Borrower, financial or otherwise, as the Lender may reasonably request from time to time.

                  All such financial reports and statements referred to herein shall conform to generally accepted accounting principles consistently applied ("GAAP").

                  (w) Further Assurances. Borrower shall promptly cure any defects in the creation, issuance, and delivery of the Notes and the execution and delivery of this Agreement and any and all other documents executed in connection herewith.

          Section 3.2. Negative Covenants. So long as any Indebtedness is outstanding, Borrower covenants that, without Lender's prior written consent, it will not (and it will cause its subsidiaries so that they will not):

                  (a) Sale of Assets. Sell, offer to sell, lease, convey, or otherwise transfer or dispose of any material portion of its property or assets, or any interest therein, except in the ordinary course of business;

                  (b) Reorganization. Suffer, permit or participate in the dissolution, liquidation, reorganization, consolidation, merger, or recapitalization of any corporation, including Borrower, other than mergers or consolidations where Borrower is the surviving entity;

                  (c) Loans. Make loans or advances to any person or entity outside of Borrower's ordinary course of business, except for loans or advances to any officer, director or employee of Borrower, or any subsidiary, which in the aggregate for all such loans does not exceed Five Hundred Thousand Dollars ($500,000.00);

                  (d) Preservation of Entity. Fail to preserve its existence as an entity, discontinue its usual business, or change its name.

                  (e) Acquisitions. Make any acquisition of another entity (either stock or assets) (or a series of related acquisitions) with an aggregate purchase price in excess of $25,000,000 without the prior written consent of Lender. For any such acquisitions with a purchase price of less than $25,000,000, Borrower will give prior written notice to Lender together with certification that such acquisition will not cause an Event of Default hereunder.

                  (f) Change in Control. Allow any person or entity that currently does not have Operating Control of Borrower to acquire such Operating Control without Lender's prior written consent. "Operating Control" means direct or indirect control of, or the ability or right to control or vote (directly or indirectly) a majority of the voting securities of Borrower.

                                   ARTICLE IV

                               FINANCIAL COVENANTS

         Section 4.1. EBITR Divided by IR Ratio. While any of the Indebtedness is outstanding, Landair Corporation will maintain (on a consolidated basis) a ratio of earnings (before interest and rent expense and taxes) to interest and rent expense, of no less than 2.0 to 1.0, calculated on an annualized rolling four fiscal quarter basis and measured at the end of each fiscal quarter commencing December 31, 1998.

         Section 4.2. Adjusted Funded Debt to EBITDAR Ratio. While any of the Indebtedness is outstanding, Landair Corporation will maintain (on a consolidated basis) a ratio of Adjusted Funded Debt to earnings before interest, taxes, depreciation, amortization and rents ("EBITDAR") of no greater than 3.0 to 1.0, calculated on an annualized rolling four fiscal quarter basis and measured at the end of each fiscal quarter commencing December 31, 1998.

         Section 4.3. Capitalization Ratio. While any of the Indebtedness is outstanding, Landair Corporation will maintain at all times (on a consolidated basis) a ratio of Adjusted Funded Debt to Adjusted Capitalization not to exceed 0.55.

         Section 4.4. Tangible Net Worth. While any of the Indebtedness is outstanding, Landair Corporation will maintain (on a consolidated basis) at all times a Tangible Net Worth equal to $39,000,000 commencing September 30, 1998. Commencing December 31, 1998, Tangible Net Worth shall increase after each fiscal quarter by: (i) at least 75% of net income, without any deduction for losses; and (ii) 100% of the net proceeds of any equity offering.

         Section 4.5. Definitions. As used in this Article IV, the following terms shall have the definitions set forth below:

               FUNDED DEBT shall mean, without respect to the Landair Corporation on a consolidated basis, (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any capitalized lease obligation; (e) any obligation or liability of others secured by a lien on property owned, whether or not such obligation or liability is assumed; (f) any liability of Borrower to Lender (or its affiliates) under any swap agreements or similar arrangements; and (g) any letter of credit issued for the account of Landair Corporation or its subsidiaries. The calculation of Funded Debt shall include all Funded Debt of Landair Corporation and its subsidiaries, plus all Funded Debt of other entities or persons which has been guaranteed by Landair Corporation or any subsidiary. Funded Debt shall also include the redemption amount with respect to any redeemable preferred stock of Landair Corporation or its subsidiaries required to be redeemed within the next twelve months.

               ADJUSTED FUNDED DEBT shall mean, with respect to Landair Corporation all on a consolidated basis the sum of (a) Funded Debt plus
         (b) rent expense as calculated in accordance with Standard and Poor Corporation's methodology, as such method may change from time to time.

               ADJUSTED CAPITALIZATION shall mean, with respect to Landair Corporation on a consolidated basis the sum of (a) stockholder's equity plus (b) Adjusted Funded Debt.

               TANGIBLE NET WORTH shall mean, as of the date of determination, Landair Corporation's total consolidated net worth minus any goodwill or other intangibles as determined in accordance with generally accepted accounting principles.

         All undefined terms set forth herein shall have the meanings ascribed to them under GAAP.

                                    ARTICLE V

                                     DEFAULT

         Section 5.1. Events of Default. The occurrence of any of the following shall constitute an event of default under this Agreement (hereinafter referred to as an "Event of Default"):

                (a) Payment. Default in the punctual payment when due of any of the Indebtedness; or,

                (b) Breach of Covenant. Default in the performance of any of the covenants, terms or provisions contained or referred to herein, or in the Notes, or in any other document or instrument executed in connection herewith, or evidencing any of the Indebtedness.

                (c) Breach of Warranty or Representation. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower herein, in connection with this Agreement, the Notes, or in connection with any document or instrument executed in connection herewith or therewith, proves to have been false in any material respect when made or furnished; or any misstatement or omission of fact or failure to state facts necessary to make such representations and warranties not misleading; or,

                (d) Collateral. Loss, theft, substantial damage or destruction to or of the Collateral, or the making of any levy, seizure, or attachment thereof or thereon; or,

                (e) Bankruptcy or Receivership. Dissolution, termination of existence, insolvency, failure to pay debts as they mature, admission in writing of an inability to pay debts generally as they become due, business failure, appointment of a trustee or receiver for any part of the property, assignment for the benefit of creditors, or commencement of any proceeding under any bankruptcy, insolvency, composition, reorganization, or liquidation law, of, by or against Borrower; or,

                (f) Liens. The filing or attachment of any tax lien with respect to any of the Collateral, except for a tax lien that is being contested in good faith and for which Borrower provides to Lender additional security or establishes reserves satisfactory to Lender in all respects.

                (g) Default on Other Debt or Security. Subject to any applicable grace period, Borrower fails to make any payment due on any indebtedness or security, or any event shall occur or any condition shall exist in respect of any indebtedness or security of Borrower or under any agreement securing or relating to such indebtedness or security, the effect of which is to cause or to permit any holder of such indebtedness or other security or a trustee to cause (whether or not such holder or trustee elects to cause) such indebtedness or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

                 (h) Undischarged Judgments. The rendering by any court or other governmental authority of a judgment for the payment of money (which is not bonded or pending appeal) in excess of $100,000.00 against Borrower, and the Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof.

                                   ARTICLE VI

                                    REMEDIES

         Section 6.1. Remedies Upon Default. Upon the occurrence of an Event of Default, and at any time thereafter, (i) Lender may at its option, for purposes hereof, declare all Indebtedness secured hereby immediately due and payable, without presentment, demand, protest, notice of protest, dishonor, or other notice or demand of any kind, all of which Borrower hereby expressly waives,
(ii) all obligations, if any, of Lender hereunder shall immediately cease and terminate unless and until Lender shall reinstate same in writing, and (iii) Lender shall have all the rights and remedies available to it at law or in equity, including all rights and remedies of a secured party under the Uniform Commercial Code or other applicable law. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place or places, designated by Lender, reasonably convenient to both parties. Unless the Collateral is perishable, threatens to decline speedily in value, or is a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given in accordance with the notice provisions of this Agreement, at least ten (10) days before the time of the sale or disposition, Borrower agrees to pay all expenses of retaking, holding, preparing for sale, and selling the Collateral, together with any court costs and Lender's attorneys' fees; all such expenses, costs, and fees shall be deemed part of the Indebtedness.

         Section 6.2. Setoff. Upon the occurrence of an Event of Default, and at any time thereafter, Lender may, at any time and from time to time, without notice to Borrower, which notice Borrower hereby expressly waives, setoff and apply any and all deposits and other indebtedness at any time owing by Lender to or for the credit or account of Borrower, against any and all of the Indebtedness.

         Section 6.3. Protective Action. At its option, Lender may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse Lender on demand for any payment made, or any expense incurred, by Lender pursuant to the foregoing authorization, together with interest thereon from date of payment at the maximum lawful rate of interest permitted under applicable law from time to time.

         Section 6.4. Collateral Control. Lender shall have the right at any time to obtain and use the services of a collateral control firm. Borrower shall bear the expenses of such services.

         Section 6.5. Cumulative Remedies. No right, power or remedy herein or otherwise conferred upon or reserved to Lender, by contract, at law, in equity or by statute, is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and shall be in addition to every other right, power and remedy given hereunder or elsewhere, or now or hereafter existing by contract, at law, in equity or by statute. All such rights, powers and remedies may be exercised separately or concurrently, and in such order and as often as Lender elects.

         Section 6.6. Waiver. No delay or omission by Lender in exercising any right, power or remedy hereunder or otherwise afforded by contract, at law, in equity or by statute, shall constitute an acquiescence therein, impair any other right, power or remedy hereunder, or otherwise afforded by contract, at law, in equity or by statute, or operate as a waiver of such right, power or remedy. No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Headings. The headings contained in this Agreement are inserted for convenience of reference only, and shall not be construed as defining, limiting, extending, or describing the scope of this Agreement, any section hereof, or the intent of any provision hereof.

         Section 7.2. Notice. All notices given hereunder shall be given in writing, signed by the party giving such notice, and shall either be personally delivered, sent by registered or certified mail, return receipt requested, or sent by a nationally recognized courier service, if to Lender, to SunTrust Bank, Nashville, N.A., 201 Fourth Avenue North, Nashville, Tennessee 37219, Attention:
Allen Oakley, and if to Borrower, to the address following its signature hereto, or, as to either party hereto, to such other address as may hereafter be provided in accordance with the notice provisions hereof. Notice shall be deemed given when so personally delivered, mailed, or delivered to such courier service, as the case may be.

         Section 7.3. Choice of Law. This Agreement and the documents executed in connection herewith have been negotiated, made, executed and delivered in Nashville, Tennessee. The validity and construction of this Agreement and the documents executed in connection herewith shall be determined in all respects in accordance with the laws of the State of Tennessee.

         Section 7.4. Successors and Assigns. All of Lender's rights hereunder shall inure to the benefit of its successors and assigns; all of Borrower's obligations hereunder shall bind Borrower's successors and assigns. Borrower may not assign its rights or delegate its duties hereunder, and any attempt at such assignment shall be void. Lender reserves the right to assign its rights and delegate its duties hereunder.

         Section 7.5. Time. Time is of the essence with regard to each and every provision of this Agreement.

         Section 7.6. Release. Borrower hereby releases Lender and its officers, employees, attorneys and agents from all claims for loss or damages caused by any act or omission on the part of any of them except willful misconduct.

         Section 7.7. No Waiver. Nothing in this Agreement shall be deemed a waiver or prohibition of Lender's right of banker's lien or setoff.

         Section 7.8. Entire Agreement; Amendment. This Agreement, and the documents executed and delivered in connection herewith, constitute the entire agreement between the parties hereto. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by a writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

         Section 7.9. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be held invalid or unenforceable under any applicable law, such invalidity or unenforceability shall not affect any other provision of this Agreement that can be given effect without the invalid or unenforceable provision, or the application of such provision to other persons or circumstances, and, to this end, the provisions hereof are severable.

         Section 7.10. Enforceability. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement of such rights or remedies in other jurisdictions. If the fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law, then ipso facto, the provision to be fulfilled shall be reduced to the limit of such validity.

         Section 7.10. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement.

         Section 7.11. Borrower. Each and every reference to "Borrower" in this Agreement shall be deemed to refer to and to include Landair Transport, Inc. and Landair Corporation, individually and collectively as the context so dictates. Each and every agreement, obligation, representation, warranty, and covenant herein of Borrower shall be the joint and several agreement, obligation, representation, warranty and covenant of Landair Transport, Inc. and Landair Corporation.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.


                                      SUNTRUST BANK, NASHVILLE, N.A.

                                      By: Allen K. Oakley

                                      Title: Senior Vice President

                                      LANDAIR CORPORATION

                                      By: E.R. Brown

                                      Title: President

                                      LANDAIR TRANSPORT, INC.

                                      By: E.R. Brown

                                      Title: President

                                      Principal Place(s) of Business, Chief
                                      Executive Office and Address for Notices:

                                      430 Airport Road
                                      Greeneville, TN 37745

                                      Mail:

                                      P.O. Box 1058
                                      Greeneville, TN 37744

                                    EXHIBIT A

                                    [FORM OF]

                                 PROMISSORY NOTE

$_______________                                        _________________ (Date)


         FOR VALUE RECEIVED, the undersigned (the "Maker") jointly and severally promises to pay to the order of SUNTRUST BANK, NASHVILLE, N.A., a national banking association having offices in Nashville, Tennessee ("Lender"), its successors and assigns, in lawful money of the United States of America, the principal amount of ______________________________________________________
Dollars ($______________) or so much thereof as may be advanced, together with all interest accrued thereon under the terms hereof.

         Interest on the outstanding principal balance hereof shall accrue at a rate of interest per annum equal to the Applicable Rate as defined and described in the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year.

         Equal monthly payments of principal in the amount of $___________ plus interest shall be due and payable on the tenth (10th) day of each month, commencing on the tenth (10th) day of ________________, _____, and continuing on the tenth (10th) day of each month thereafter. Notwithstanding the foregoing, the entire outstanding principal balance plus all accrued and unpaid interest hereon, and all unpaid costs and expenses of Lender hereunder, in the absence of default by Maker, shall be due and payable by Maker to Lender on _________________ (the "Maturity Date"), without grace.

         Principal, interest and fees, if any, shall be payable at the main office of the Lender.

         If any payment hereunder becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and interest thereon shall be payable at the rate in effect during such extension. As used herein, the term "business day" shall mean a day other than a Saturday, Sunday, or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Maker, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event this Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Maker and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the Maturity Date, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest. The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

         Maker shall have the right, upon at least three business days prior notice to Lender, to prepay in full or in part the principal amount outstanding hereunder at any time without premium or penalty, provided, any such prepayment shall not reduce or alter Borrower's obligation to continue making monthly installment payments in accordance with the terms hereof, as and when required hereunder.

         All monies received pursuant hereto shall be applied first to the accrued and unpaid interest, second to any late charges, with the balance, if any, applied to the reduction of the principal amount outstanding unless otherwise elected by Lender.

         Maker shall pay to Lender a "late charge" of five percent (5%) of the total amount of the payment required hereunder not received by the Lender within five (5) days after such payment is due to defray the expense incurred by Lender in handling and processing such delinquent payment and not as a penalty or forfeiture; provided in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law.

         This Note is made pursuant to the terms of that certain Loan and Security Agreement dated January 5, 1999, by and among Landair Corporation and Landair Transport, Inc. as borrowers and Lender, as the same may hereafter be amended or modified (the "Loan Agreement"), and reference is made thereto for provisions regarding default, acceleration, and other terms applicable hereto and for the definition of certain terms utilized herein.

         Lender shall have the optional right, without further notice and notwithstanding the Maturity Date, to declare the amount of the total unpaid balance hereof to be due and forthwith payable in advance of the Maturity Date, upon the failure of Maker to make any payment (whether principal, principal and interest or interest only) in full within five (5) days of when due in the manner above specified, or upon the occurrence of any other event of default under this Note, the Loan Agreement, or any other instrument or document evidencing or securing repayment of the indebtedness evidenced hereby, subject to any applicable grace periods set forth therein. Forbearance to exercise this option with respect to any failure or breach of the Maker shall not constitute a waiver of the right so long as such failure or breach shall continue, or constitute a waiver of the right as to any subsequent failure or breach, such right being a continuing one. After this Note matures, whether by demand, acceleration or otherwise, the entire principal balance shall bear interest at the maximum lawful rate of interest permitted by law on such date, or on the date hereof, whichever is greater.

         Each and every Maker, endorser, guarantor, surety, co-maker and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may alter its maturity, defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of interest, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the Makers, endorsers, guarantors, sureties, co-makers, and/or other parties thereto, all without notice to them or any of them; and such alteration, deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such Maker, endorser, guarantor or other party to this Note, or of any other party who may become liable for the payment thereof.

         This Note may not be amended, modified, or supplemented without the prior written approval of Lender and Maker. No waiver of any term or provision hereof shall be valid against Lender unless such waiver be in writing executed by Lender.

         Time is of the essence of this Note, and in the event this Note is placed in the hands of one or more attorneys for collection or enforcement or protection of Lender's rights, the undersigned agrees to pay all attorneys' fees and all court and other costs incurred by the Lender, including the Lender's costs, expenses and fees incurred by the Lender pursuant hereto.

         This Note has been executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Tennessee.

         Executed this _____ day of _______________, _____.



LANDAIR CORPORATION                          LANDAIR TRANSPORT, INC.

By:                                          By:
   -----------------------------                ------------------------------

Title:                                       Title:
      --------------------------                   ---------------------------